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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Oglebay Norton Company Director Stock Plan of our report dated February 15, 1995, with respect to the consolidated financial statements of Oglebay Norton Company and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                              ERNST & YOUNG LLP




Cleveland, Ohio
April 25, 1995









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